As filed with the Securities and Exchange Commission on September 6, 2006

Registration No. 333-133969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	6022	56-2259050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Carlton

President and Chief Executive Officer

Crescent Financial Corporation

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony Gaeta, Jr., Esq. Gaeta & Eveson, P.A. 8305 Falls of Neuse Road, Suite 203 Raleigh, NC 27615 (919) 845-2558	Brian T. Atkinson, Esq. Moore & Van Allen, PLLC 100 North Tryon Street, Suite 4700 Charlotte, NC 28202 (704) 331-1040

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-133969

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This post-effective Amendment No. 1 to Crescent Financial Corporation’s Registration Statement on Form S-4 (Registration No. 333-133969) originally filed with the Securities and Exchange Commission on May 10, 2006 (including exhibits thereto), as amended by Amendment No. 1, filed June 1, 2006 (including exhibits thereto), is being filed for the sole purpose of amending the Exhibit Index to include Exhibit No. 8 filed herewith. The contents of the Registration Statement on Form S-4, Registration No. 333-133969, as amended by Amendment No. 1, filed June 1, 2006, are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

8	Tax Opinion of Dixon Hughes PLLC

23.1	Consent of Dixon Hughes PLLC as to Crescent Financial Corporation

23.2	Consent of Larrowe & Company, PLC as to Port City Capital Bank

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cary, State of North Carolina, on September 6, 2006.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 6, 2006 by the following persons in the capacities indicated.

/s/ Michael G. Carlton Michael G. Carlton President and Chief Executive Officer

/s/ Bruce W. Elder Bruce W. Elder Vice President and Secretary (principal financial officer and principal accounting officer)

/s/ Brent D. Barringer* Brent D. Barringer Director

/s/ Joseph S. Colson, Jr.* Joseph S. Colson, Jr. Director

/s/ Bruce I. Howell* Bruce I. Howell Director

/s/ James A. Lucas, Jr.* James A. Lucas Director

/s/ Kenneth A. Lucas* Kenneth A. Lucas Director

/s/ Sheila Hale Ogle* Sheila Hale Ogle Director

/s/ Francis R. Quis, Jr.* Francis R. Quis, Jr. Director

/s/ Jon S. Rufty* Jon S. Rufty Director

/s/ Stephen K. Zaytoun* Stephen K. Zaytoun Director

* / s/ Michael G. Carlton
By Michael G. Carlton
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

8	Tax Opinion of Dixon Hughes PLLC

23.1	Consent of Dixon Hughes PLLC as to Crescent Financial Corporation

23.2	Consent of Larrowe & Company, PLC as to Port City Capital Bank